Collaborative Investment Series Trust 485BPOS

Exhibit 99(h)(x)(b)

THIRD AMENDMENT TO THE
COLLABORATIVE INVESTMENT SERIES
TRUST TRANSFER AGENT SERVICING AGREEMENT

THIS THIRD AMENDMENT is made and entered into as of the last day written on the signature page (the “Effective Date”), by and between COLLABORATIVE INVESTMENT SERIES TRUST, a Delaware statutory trust (the “Trust”) U.S. BANCORP FUND SERVICES, LLC d/b/a U.S. BANK GLOBAL FUND SERVICES, a Wisconsin limited liability company (“Fund Services”).

RECITALS

WHEREAS, the parties entered into the Transfer Agent Servicing Agreement, dated as of January 31, 2025, as amended (the “Agreement”); and

WHEREAS, the parties desire to amend Exhibit A of the Agreement to add the following funds:

●	Rareview Bloomberg Commodity Index ETF
●	Rareview Humanoid Robotics ETF
●	Rareview Multi-Asset ETF

WHEREAS, Section 13(E) of the Agreement allows for its amendment by a written instrument executed by the parties.

NOW, THEREFORE, the parties agree as follows:

1.	Exhibit A is hereby superseded and replaced in its entirety with Exhibit A attached hereto.
2.	Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the Effective Date.

COLLABORATIVE INVESTMENT SERIES TRUST	U.S. BANCORP FUND SERVICES, LLC

By: /s/ Gregory Skidmore	By: /s/ Elizabeth Scalf
Name: Gregory Skidmore	Name: Elizabeth Scalf
Title: President & Chairman	Title: Senior Vice President
Date: 8/21/2026	Date: 8/25/2026

Exhibit A

Transfer Agent Servicing Agreement

Separate Series of Collaborative Investment Series Trust

Name of Series

Rareview 2x Bull Cryptocurrency & Precious Metals ETF
Rareview Government Money Market ETF

Rareview Bloomberg Commodity Index ETF
Rareview Humanoid Robotics ETF
Rareview Multi-Asset ETF

2